QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 11. Temporary Suspension of Trading under Registrant's Employee Benefit Plans

        CIBER, Inc. has decided to change the record keeper for the CIBER 401(k) Savings Plan. On October 7, 2003, CIBER, Inc. sent a notice to its directors and executive officers pursuant to Securities and Exchange Commission Regulation BTR with respect to the transition and blackout periods related to the CIBER 401(k) Savings Plan. A copy of the notice is attached as exhibit 99.1.

        CIBER received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on October 1, 2003.

Exhibits
99.1	Notice to Board of Directors and Executive Officers of CIBER, Inc. dated October 7, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: October 7, 2003	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

QuickLinks

CIBER, Inc. Information to be included in the Report
  Item 11. Temporary Suspension of Trading under Registrant's Employee Benefit Plans
SIGNATURE